Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of BANCO BILBAO VIZCAYA ARGENTARIA, S.A. of our report dated February 23, 2006 relating to the financial statements, which appears in Compass Bancshares Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Birmingham, Alabama
March 30, 2007